SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

August 20, 2007

AMERICAN RACING CAPITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29057	87-0631750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9880 Via Parsar, Suite A, San Diego, CA	92126
(Address of principal executive offices)	(Zip code)
(800) 230-7132
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement,

Share Exchange Agreement

On August 20, 2007 (the “Transaction Date”), American Racing Capital, Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Agreement”) with Millennium Motorsports of Pennsylvania (the “Company”) and Mr. Joseph Mattioli III, the sole shareholder of the Company (the “Shareholder”) pursuant to which the Shareholder transferred and delivered to the Registrant One Hundred Ninety-Six (196) shares of the Company’s common stock, par value $1.00 per share, in exchange for the transfer and delivery by the Registrant of Thirteen Million Five Hundred Thousand (13,500,000) shares of the Registrant’s common stock, par value $0.001 per share and One Million (1,000,000) shares of the Registrant’s preferred stock, par value $0.001 per share. A copy of the Share Exchange Agreement is attached hereto as Exhibit 10.1.

Consulting Agreement

On the Transaction Date, the Registrant and the Shareholder (hereinafter, the “Consultant”) entered into a Consulting Agreement pursuant to which the Consultant shall provide consulting services to the Registrant for a period of three (3) years including, without limitation, assisting the Registrant with the Registrant’s business development, in acquisitions and in general supervisory management. The Consultant shall have no responsibility or involvement in connection with any of the financial and reporting aspects relating to the operation of a public company, and Consultant shall provide services on the condition that the Registrant shall use its best efforts in hiring, within ninety (90) days of execution of the Consulting Agreement, an experienced Chief Executive Officer and Chief Financial Officer. The Registrant acknowledges in the Consulting Agreement that this position is not that of a full-time consultant, but that the Consultant shall devote as much time to the job that the Consultant believes is necessary to perform his duties under the Consultant Agreement.

The Registrant shall pay to the Consultant an annual base fee of Three Hundred Thousand Dollars ($300,000) and shall increase by five percent (5%) on each anniversary date of the Consulting Agreement. In addition, the Consultant shall be entitled to such bonuses and benefits as may be determined by the Registrant’s Board of Directors (the “Board”). The Consultant shall also be entitled to participate in any and all benefit plans, programs, or arrangements implemented by the Registrant and available to consultants of the Registrant. The Registrant shall also pay for directly or reimburse the Consultant for all reasonable, customary and necessary business-related expenses incurred by the Consultant in connection with the duties of the Consultant under the Consulting Agreement. The Consultant shall be entitled to vacation, sick and personal leave as determined by the Board and the Consultant. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2.

Item 3.02. Unregistered Sale of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Not applicable.

(d)      Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Share Exchange Agreement, dated as of August 20, 2007, by and among American Racing Capital, Inc., Millennium Motorsports of Pennsylvania and Joseph Mattioli, III	Provided herewith
Exhibit 10.2	Consulting Agreement, dated August 20, 2007, by and between American Racing Capital, Inc. and Joseph Mattioli, III	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2007	AMERICAN RACING CAPITAL, INC.

	By:	/s/ A. Robert Koveleski
	Name:	A. Robert Koveleski
	Title:	President & Chief Executive Officer